                                                            EXHIBIT 10.57.1









                                CREDIT AGREEMENT


                                     BETWEEN

                         GENZYME TRANSGENICS CORPORATION

                                       AND


                               FLEET NATIONAL BANK




                          DATED AS OF DECEMBER 28, 1998


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                                TABLE OF CONTENTS


ARTICLE 1. -  DEFINITIONS.......................................................1

1.1   DEFINED TERMS.............................................................1
1.2   ACCOUNTING TERMS..........................................................1

ARTICLE 2. - LOANS..............................................................1

2.1   REVOLVING CREDIT COMMITMENT...............................................1
2.2   PROCEDURE FOR REVOLVING CREDIT BORROWINGS.................................1
2.3   MANDATORY PREPAYMENT......................................................2
2.4   REVOLVING CREDIT NOTE AND RECORDS.........................................2
2.5   REVOLVING CREDIT LOAN PROCEEDS............................................2
2.6   TERMINATION OF REVOLVING CREDIT COMMITMENT................................2
2.7   INTENTIONALLY OMITTED.....................................................3
2.8   FACILITY FEE..............................................................3
2.9   UNUSED LINE FEE...........................................................3
2.10  LETTERS OF CREDIT.........................................................3
2.11  DEBIT OF ACCOUNTS.........................................................4

ARTICLE 3. - LOANS..............................................................4

3.1   TERM LOAN COMMITMENT......................................................4
3.2   TERM LOAN BORROWING REQUEST...............................................5
3.3   TERM LOAN BORROWING; PREPAYMENT...........................................5
3.4   TERM NOTE AND RECORDS.....................................................5
3.5   TERM LOAN PROCEED.........................................................5
3.6   REDUCTION OF TERMINATION OF CREDIT COMMITMENT.............................5
3.7   FACILITY FEE..............................................................6

ARTICLE 4. - REPRESENTATIONS AND WARRANTIES.....................................6

4.1   FINANCIAL CONDITION.......................................................6
4.2   ORGANIZATION, EXISTENCE, GOOD STANDING....................................6
4.3   SUBSIDIARIES; CAPITALIZATION..............................................6
4.4   POWER AND AUTHORITY.......................................................6
4.5   LEGAL, VALID, BINDING OBLIGATION..........................................7
4.6   CONSENTS..................................................................7
4.7   NO LEGAL BAR..............................................................7
4.8   NO LITIGATION.............................................................7
4.9   NO DEFAULT................................................................7
4.10  ASSETS, NO LIENS;.........................................................7
4.11  NO BURDENSOME RESTRICTIONS................................................8
4.12  TAXES.....................................................................8
4.13  REGULATION U, ETC.........................................................8
4.14  ERISA.....................................................................8
4.15  INVESTMENT COMPANY ACT, ETC...............................................9
4.16  INDEBTEDNESS..............................................................9
4.17  CONTINGENT LIABILITIES....................................................9
4.18  CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL..........................9
4.19  LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS...........................9
4.20  INTELLECTUAL PROPERTY.....................................................9
4.21  NEGATIVE PLEDGES.........................................................10
4.22  FULL DISCLOSURE..........................................................10

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
ARTICLE 5. - AFFIRMATIVE COVENANTS.............................................10

5.1   FINANCIAL STATEMENTS AND OTHER DOCUMENTS.................................10
5.2   EXISTENCE; COMPLIANCE WITH LAWS; ETC.....................................12
5.3   MAINTAIN PROPERTY........................................................12
5.4   INSURANCE................................................................12
5.5   NOTICE OF MATERIAL EVENTS................................................13
5.6   DEPOSIT ACCOUNTS.........................................................13

ARTICLE 6. - NEGATIVE COVENANTS................................................13

6.1   INDEBTEDNESS.............................................................13
6.2   CONTINGENT LIABILITIES...................................................14
6.3   LIMITATION ON LIENS......................................................14
6.4   PROHIBITION OF FUNDAMENTAL CHANGES.......................................15
6.5   INVESTMENTS AND LOANS....................................................15
6.6   DIVIDENDS AND REDEMPTIONS................................................16
6.7   TRANSACTIONS WITH AFFILIATES.............................................16
6.8   NEGATIVE PLEDGE..........................................................16

ARTICLE 7. - CONDITIONS PRECEDENT..............................................16

7.1   CONDITIONS OF INITIAL EXTENSION OF CREDIT................................16
7.2   CONDITIONS OF ALL LOANS..................................................18

ARTICLE 8. - EVENTS OF DEFAULT.................................................18

8.1   EVENTS OF DEFAULT........................................................18
8.2   LENDER'S REMEDIES........................................................20
8.3   CROSS DEFAULT............................................................21
8.4   SETOFF...................................................................21

ARTICLE 9. - MISCELLANEOUS.....................................................21

9.1   NOTICES..................................................................21
9.2   NO WAIVER OF RIGHTS......................................................23
9.3   OBLIGATIONS ABSOLUTE; CUMULATIVE REMEDIES................................23
9.4   SUCCESSORS...............................................................23
9.5   GOVERNING LAW............................................................24
9.6   SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY......................24
9.7   COMPLETE AGREEMENT, AMENDMENTS...........................................24
9.8   EXPENSES.................................................................24
9.9   INDEMNIFICATION..........................................................25
9.10  SURVIVAL OF AGREEMENTS...................................................25
9.11  SEVERABILITY.............................................................25
9.12  DESCRIPTIVE HEADINGS.....................................................25
9.13  COUNTERPARTS.............................................................25
9.14  PLEDGE TO FEDERAL RESERVE................................................25
9.15  LOST NOTE................................................................26

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

SCHEDULES AND EXHIBITS
----------------------
SCHEDULE 1           (DEFINITIONS)
SCHEDULE 4.1         (FINANCIAL STATEMENTS OF BORROWER)
SCHEDULE 4.3         (SUBSIDIARIES AND INVESTMENTS/ +5% SHAREHOLDERS)
SCHEDULE 4.6         (CONSENTS AND APPROVALS)
SCHEDULE 4.8         (LITIGATION)
SCHEDULE 4.11        (BURDENSOME RESTRICTIONS)
SCHEDULE 4.20        (INTELLECTUAL PROPERTY DISCLOSURE)
SCHEDULE 4.21        (EXISTING NEGATIVE PLEDGES)
SCHEDULE 6.1         (DISCLOSED INDEBTEDNESS)
SCHEDULE 6.2         (DISCLOSED CONTINGENT LIABILITIES)
SCHEDULE 6.3         (DISCLOSED LIENS)
SCHEDULE 6.5         (INVESTMENT POLICY)
SCHEDULE 6.6         (SERIES A CONVERTIBLE PREFERRED STOCK)
EXHIBIT A - REVOLVING CREDIT NOTE
EXHIBIT B - TERM NOTE
EXHIBIT C - COMPLIANCE CERTIFICATE


                                CREDIT AGREEMENT

    CREDIT AGREEMENT dated as of December 28, 1998 between GENZYME TRANSGENICS CORPORATION, a Massachusetts corporation ("Borrower"), and FLEET NATIONAL BANK, a national banking association ("Lender").

    WHEREAS, Borrower has requested that Lender provide it with revolving credit and term loan facilities;

    WHEREAS, Lender is willing, on the terms and subject to the conditions in this Agreement, to make such of credit facilities available to Borrower;

    NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows.

                            ARTICLE 1. - DEFINITIONS

    1.1 DEFINED TERMS. Unless otherwise defined herein, the capitalized terms, as used in this Agreement, shall have the meanings as set forth on Schedule 1 hereto.

    1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be interpreted and all financial statements and reports as to financial matters required to be delivered to Lender hereunder, shall be prepared in accordance with GAAP consistently applied with those used in the preparation of the audit and quarterly financial statements furnished to Lender in connection with the initial Loans and Letters of Credit issued on the Initial Borrowing Date.

                               ARTICLE 2. - LOANS

    2.1 REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions hereof, Lender agrees to make Revolving Credit Loans and issue Letters of Credit (as described in Section 2.10 hereof) to Borrower from time to time during the Revolving Credit Commitment Period, provided, however, that, except as provided in the Revolving Credit Note, each Revolving Credit Loan request shall be in a minimum amount of $100,000 or an integral multiple of $50,000 in excess thereof and the aggregate principal amount of all outstanding Revolving Credit Loans plus all Letter of Credit Outstandings shall not exceed the Revolving Credit Limit. Except as provided in the Revolving Credit Note for prepayment of Libor Advances (as defined therein), the Revolving Credit Loans may be repaid by Borrower at any time, without penalty or premium and reborrowed only during the Commitment Period, and shall be due and payable on the Termination Date.

    2.2 PROCEDURE FOR REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions hereof and the Revolving Credit Note, Borrower may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Business Day. Borrower may request Revolving Credit Loans, from time to time, by submitting irrevocable Loan requests in such form and manner as Lender may require or permit (including, without limitation,

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telephone requests), specifying the amount to be borrowed, the requested
Borrowing Date, and the manner in which Borrower would like the proceeds of such Loan disbursed which request may include a Notice of Rate Selection, as described in the Revolving Credit Note. A Revolving Credit Loan request must be properly made and received by Lender prior to 12:00 noon (Eastern Time) on a Business Day for Lender to make a Revolving Credit Loan on the same Business Day. Lender may require telephone requests to be confirmed promptly in writing and Borrower shall indemnify and hold Lender harmless for any action, including the making of any Revolving Loan or any loss or expenses taken or incurred by Lender in reliance upon any such telephone request. Except as otherwise agreed by Lender, the proceeds of all Revolving Credit Loans will be made available to Borrower by Lender by crediting Borrower's deposit account(s) with Lender.

    2.3 MANDATORY PREPAYMENT. If at any time the aggregate unpaid principal amount of the Revolving Credit Loans plus Letter of Credit Outstandings exceeds the Revolving Credit Limit, Borrower shall immediately prepay an amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of prepayment.

    2.4 REVOLVING CREDIT NOTE AND RECORDS. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note and shall bear interest and be payable as set forth therein. Lender shall maintain records of each (i) Revolving Credit Loan and (ii) payments of principal and interest and shall furnish periodic reports to Borrower showing the outstanding principal balance of the Revolving Credit Loans. The Lender's records shall constitute PRIMA FACIE evidence of the accuracy of the information recorded therein and in the event that Borrower fails to object, within thirty (30) days of receipt of Lender's periodic reports to Borrower with respect to Revolving Credit Loans, the information in such reports shall be conclusive and binding as against Borrower; PROVIDED, HOWEVER, that any failure by Lender to maintain such records or furnish such reports shall not affect the obligations of Borrower under the Notes, this Agreement or the other Loan Documents.

    2.5 REVOLVING CREDIT LOAN PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loans for working capital, general corporate purposes, or to redeem shares of its Series A Convertible Preferred Stock, face value $1,000 per share.

    2.6  REDUCTION AND TERMINATION OF REVOLVING CREDIT COMMITMENT.

         (a) The Borrower or Guarantor may permanently reduce, from time to time, the Revolving Credit Limit by giving Lender not less than ten (10) Business Days prior notice and prior to the reduction date prepay the Revolving Credit Loans to the extent the outstanding amount of the Revolving Credit Loans and Letters of Credit exceed the reduced Revolving Credit Limit, provided, however, that, (i) each such reduction shall be an amount that is at least $500,000 or any greater multiple thereof, (ii) in no event shall the Borrower reduce the Revolving Credit Limit under this Section 2.6(a) to less than $5,000,000; and (iii) no reduction shall be effective if the amount of the Revolving Credit Loans and Letters of Credit as of the proposed reduction date exceeds the amount of the proposed reduced Revolving Credit Limit.

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         (b) To terminate the Revolving Credit Commitment, Borrower or Guarantor
shall give Lender not less than ten (10) Business Days prior notice and on the termination date prepay in full all Loans together with accrued interest, fees, and charges thereon to the date of prepayment, including, without limitation, any Yield Maintenance Fees (as defined in the Notes). The Revolving Credit Commitment shall not be terminated by Borrower or Guarantor unless the Term Loan Commitment is terminated simultaneously therewith. In the event that the Revolving Credit Commitment is terminated, on the termination date, Borrower or Guarantor shall immediately provide the Lender with cash collateral in form acceptable to Lender in the amount of all Letter of Credit Outstandings and all anticipated fees and expenses as of such date. The Revolving Credit Commitment may be terminated by Lender or shall terminate automatically as set forth in
Article 8.

    2.7  Intentionally omitted.

    2.8 FACILITY FEE. Borrower shall pay to Lender a facility fee in respect of the Revolving Credit Commitment equal to $43,750, which facility fee shall be fully earned and paid on the date hereof.

    2.9 UNUSED LINE FEE. Borrower agrees to pay to Lender an unused line fee equal one quarter of one percent (.25%) per annum calculated upon the amount by which the Revolving Credit Limit exceeds the average daily principal balance of the outstanding Revolving Credit Loans plus Letter of Credit Outstandings during the immediately preceding calendar quarter (or part thereof), which shall be due and payable and fully earned on the first Business Day of each calendar quarter commencing on January 1, 1999 while this Agreement is in effect.

    2.10 LETTERS OF CREDIT.

         (a) Subject to the terms and conditions hereof, Lender agrees to issue Letters of Credit for the account of Borrower during the Commitment Period; PROVIDED, THAT (i) the aggregate face amount of all Letter of Credit Outstandings plus all outstanding Revolving Credit Loans shall not exceed the Revolving Credit Limit; (ii) each Letter of Credit shall have a stated expiration of no later than one year from the date of issuance or the Termination Date, whichever is earlier. Borrower may apply to Lender for the issuance of Letters of Credit on any Business Day by completing Lender's standard form of application and reimbursement agreement.

         (b) Borrower agrees to pay to Lender in connection with the issuance of any letter of Credit, Lender's standard opening, amendment, payment and transfer fees. For Letters of Credit issued for the purpose of importing goods, Borrower shall pay to Lender a fee calculated on the undrawn face amount of all such Letters of Credit from time to time outstanding equal to three-eighths of one percent (.375%) per annum, payable quarterly in arrears on the last Business Day of each calendar quarter. For all other Letters of Credit, Borrower shall pay to Lender a fee calculated on the undrawn face amount of all such Letters of Credit from time to time outstanding equal to one and one-half percent (1.5%) per annum payable quarterly in advance on the first business day of each calendar quarter.

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         (c) Immediately upon any drawing on a Letter of Credit, Borrower shall reimburse Lender in an amount equal to the amount so drawn together with draw fees and interest from the date of draw until reimbursement is made at the interest rate applicable to Revolving Credit Loans. This reimbursement obligation shall be absolute and unconditional and shall not be subject to set off, recoupment or counterclaim. At Lender's option, it may make Revolving Credit Loans hereunder to effect such reimbursement if Borrower fails to do so timely.

         (d) To induce Lender to issue the Letters of Credit, Borrower agrees that Lender shall not be responsible or liable (except as provided in the following sentence) for, and the unconditional drafts honored under the Letters of Credit shall not be affected by, (a) the validity or genuineness of documents which must be presented to Lender under the terms of any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, sufficient, fraudulent or forged, (b) any breach of contract or other dispute between Borrower and any third party, (c) failure of any draft to bear any reference or adequate reference to the Letter of Credit,
(d) failure of any drawing to be used for the purpose set forth in the Letter of Credit, (e) failure of any Person to note the amount of any draft on the reverse side of the Letter of Credit or to surrender or take up the Letter of Credit even if the Letter of Credit contains such requirement, (f) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise, whether or not in cipher (so long as such party has acted in good faith) or (g) any error, neglect or default of any of Lender's correspondents. Borrower agrees that any action taken or omitted to be taken by Lender under or in connection with any Letter of Credit or any related draft, documents or property, if done without willful misconduct on Lender's part, shall be binding on Borrower and shall not put Lender under any resulting liability to Borrower. Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest, and notice of protect with respect to drafts honored under any Letter of Credit.

    2.11 DEBIT OF ACCOUNTS. Lender may, at its election, without any obligation on the part of the Lender, effect payment of all amounts due from Borrower under this Agreement, the Notes or the other Loan Documents, by debiting from time to time any of the Borrower's deposit or other accounts maintained at the Lender.

                             ARTICLE 3. - TERM LOANS

    3.1 TERM LOAN COMMITMENT. Subject to the terms and conditions hereof, Lender agrees to make the Term Loans to the Borrower from time to time during the Term Loan Commitment Period, provided, however, that, except as provided in the Term Loan Note, each Term Loan request shall be in a minimum amount of $250,000 or an integral multiple of $50,000 in excess thereof, not more than one such Term Loan request shall be made in each calendar quarter (except for any Term Loan request that equals or exceeds $500,000), and the aggregate principal amount of all Term Loans shall not exceed the Term Loan Limit. Term Loans made for the purpose of purchasing equipment or fixtures shall not exceed 100% of the purchase price thereof.

    3.2 TERM LOAN BORROWING REQUEST. Subject to the terms and conditions hereof and the Term Loan Note, Borrower may borrow under the Term Loan Commitment during the Term Loan Commitment Period on any Business Day. Borrower may request Term Loans, from time to time by submitting irrevocable Loan requests in such form and manner as Lender may require or permit, specifying the amount to be borrowed, the requested Borrowing Date, and if such Term Loan is to be made after the Initial Borrowing Date, copies of invoices and such information Lender may reasonably request concerning the fixtures and equipment purchased by Borrower which invoices are being submitted for reimbursement with the proceeds of such Term Loan. Except as otherwise agreed by Lender, the proceeds of all Term Loans will be made available to Borrower by Lender by crediting Borrower's deposit account(s) with Lender.

    3.3 TERM LOAN PREPAYMENT. Amounts borrowed as Term Loans which are paid or prepaid by the Borrower may not be reborrowed. Term Loans may be prepaid to the extent and in the manner permitted under the Term Note.

    3.4 TERM NOTE AND RECORDS. The Term Loans shall be evidenced by the Term Note and shall bear interest and be payable as set forth therein. Lender shall maintain records of each (i) Term Loan and (ii) payments of principal balance of Term Loans. The Lender's records shall constitute PRIMA FACIE evidence of the accuracy of the information recorded therein and in the event that Borrower fails to object, within thirty (30) days of receipt of Lender's periodic reports to Borrower with respect to Term Loans, the information in such reports shall be conclusive and binding as against Borrower; PROVIDED, HOWEVER, that any failure by Lender to maintain such records or furnish such reports shall not affect the obligations of Borrower under the Notes or this Agreement.

    3.5 TERM LOAN PROCEEDS. Borrower shall use the proceeds of the Term Loans to repay its term loan from BankBoston, N.A. under the Term Loan Agreement dated December 15, 1995, as amended, to repay expenditures made by Borrower to acquire fixtures and equipment for, and to make capital improvements at its facilities.

    3.6  REDUCTION OF TERMINATION OF TERM LOAN COMMITMENT.

         (a) The Borrower or Guarantor may permanently reduce, from time to time, the Term Loan Limit by giving Lender not less than ten (10) Business Days prior notice and prior to the reduction date prepay the Term Loans to the extent the outstanding amount of the Term Loans exceed the reduced Term Loan Limit, provided, however, that, (i) each such reduction shall be an amount that is at least $500,000 or any greater multiple thereof, and (ii) no reduction shall be effective if the amount of the Term Loans as of the proposed reduction date exceeds the amount of the proposed reduced Term Loan Limit.

         (b) To terminate the Term Loan Commitment, Borrower or Guarantor shall give Lender not less than ten (10) Business Days prior notice and on the termination date prepay in full all Term Loans together with accrued interest, fees, and charges thereon to the date of prepayment, including, without limitation, any Yield Maintenance Fees (as defined in the Notes). The Term Loan Commitment shall not be terminated by Borrower or Guarantor unless the Revolving Credit Commitment is simultaneously terminated therewith. The Term Loan

Commitment may be terminated by Lender or shall terminate automatically as set forth in Article 8.

    3.7 FACILITY FEE. Borrower shall pay to Lender a Term Loan facility fee equal to $35,500, which facility fee shall be fully earned and paid on the date hereof.

                   ARTICLE 4. - REPRESENTATIONS AND WARRANTIES

    In order to induce Lender to enter into this Agreement and to make the Loans and issue the Letters of Credit, Borrower represents and warrants to Lender, except as otherwise set forth in a schedule attached hereto and made a part hereof, that:

    4.1 FINANCIAL CONDITION. The financial statements previously delivered to Lender and attached hereto as Schedule 4.1 present fairly the Consolidated financial position of Borrower and its Subsidiaries as of the dates thereof and its and their results of operations, shareholders' equity and cash flows for the periods then ended. All such financial statements and information, including any related schedules and notes, and any other financial information or statements furnished in accordance herewith, have been prepared in accordance with GAAP, except as otherwise disclosed therein, subject only in the case of unaudited interim financial statements to normal year-end audit adjustments and the absence of footnotes. In the case of each Loan, the representations and warranties in this Section shall be deemed to have been made in respect of the then most recent financial statements of Borrower furnished to Lender pursuant to Section 5.1.

    4.2 ORGANIZATION, EXISTENCE, GOOD STANDING. Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts, (ii) has obtained all licenses, permits, approvals and consents and has filed all registrations necessary for the lawful operation of its business, (iii) has the corporate power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iv) is duly qualified to do business and is licensed and in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Borrower is not qualified or authorized as a foreign corporation in any state.

    4.3 SUBSIDIARIES; CAPITALIZATION. Except as set forth on Schedule 4.3, Borrower has no Subsidiaries, Investments, Joint Ventures in or with any other Person. As of the date hereof, the Guarantor owns, beneficially and of record not less than forty percent (40%) of the issued and outstanding voting common stock of the Borrowers and no other Person owns beneficially or of record more than five percent (5%) of the issued and outstanding voting common stock of the Borrower.

    4.4 POWER AND AUTHORITY. Borrower has (i) full corporate power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to borrow hereunder, (ii) taken all necessary actions to authorize the execution, delivery and performance by it of each Loan Document to which it is a party and to authorize its borrowings hereunder, and (iii) caused to be duly executed and delivered on behalf of the Borrower each of the Loan Documents to which Borrower is a party.

    4.5 LEGAL, VALID, BINDING OBLIGATION. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, constitutes the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

    4.6 CONSENTS. No consent, permit, license, approval, authorization or other action of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other Person is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of any Loan Document to which it is a party, except for the consents and approvals set forth on Schedule 4.6 all of which have been obtained.

    4.7 NO LEGAL BAR. The execution, delivery and performance by Borrower of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, does not and will not conflict with or cause a breach of any provision of any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or of the charter documents or Bylaws of, or any security issued by, Borrower or of any material mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which Borrower is a party or by which any of its properties may be bound, and will not result in the creation or imposition of any Lien on any of its revenues or properties, except in favor of Lender.

    4.8 NO LITIGATION. Except as set forth on Schedule 4.8, no litigation, investigation or other proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of Borrower, threatened against Borrower, any of its Subsidiaries or its properties which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

    4.9 NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default in any respect in the payment or performance of any of its obligations for monies borrowed or under any mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its property may be bound or affected and no Default or Event of Default has occurred and is continuing. Neither Borrower nor any of its subsidiaries is in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its property may be bound or affected, and no such order, award or decree has or could reasonably be expected to have a Material Adverse Effect.

    4.10 ASSETS, NO LIENS. Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its real property and good title to all its personal property, including assets carried on its books and reflected in the financial statements furnished to Lender herewith, subject to no Liens except for (i) Liens permitted under Section 6.3 hereof, or
(ii) inventory sold or otherwise disposed of in the ordinary course of its business.

    4.11 NO BURDENSOME RESTRICTIONS. Except as set forth in Schedule 4.11, neither Borrower nor any of its Subsidiaries is a party to or bound by any contract, agreement or instrument or subject to any corporate restriction (including any restriction set forth in its charter or Bylaws) or subject to any legal requirement or restriction that would have a Material Adverse Effect.

    4.12 TAXES. All federal, state, local and other tax reports and returns which are required to be filed by Borrower and its Subsidiaries have been filed, except where extensions have been properly obtained, and Borrower and its Subsidiaries have paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority, including, without limitation, all payroll withholding taxes, have been paid and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

    4.13 REGULATION U, ETC.. Neither Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulations U, T, or X of the Board of Governors of the Federal Reserve System and any successors thereto as now and from time to time hereafter in effect), and the proceeds of any Loan hereunder may be used for "purchasing" or "carrying" any "margin stock" as so defined, but not for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of the Federal Reserve Board.

    4.14 ERISA. The Borrower, all Commonly Controlled Entities, and all their Plans are and have been in substantial compliance with the provisions of, to the extent applicable, ERISA, the qualification requirements of IRC Section 401(a), and the published interpretations thereunder. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under Section 4041(e) of ERISA which resulted in substantial liability to Borrower or any of its Commonly Controlled Entities. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any Commonly Controlled Entities would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans. Neither Borrower nor any Commonly Controlled Entities have: withdrawn from a Multiemployer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; or failed to make a payment to a Plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower has arisen with respect to a Plan. To the best knowledge of Borrower, no Prohibited Transaction or Reportable Event has occurred with respect to a Plan. Borrower and each Commonly Controlled Entity has each made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

    4.15 INVESTMENT COMPANY ACT, ETC. Neither Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company". Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any other federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

    4.16 INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries has any Indebtedness of any type except Indebtedness incurred under this Agreement and that which is permitted under Section 6.1 of this Agreement.

    4.17 CONTINGENT LIABILITIES. Except as set forth in the notes to the Financial Statements, neither Borrower nor any of its Subsidiaries has any material Contingent Liabilities.

    4.18 CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL. The chief executive office of Borrower is located at 5 Mountain Road, Framingham, MA 01701 and all books and records of Borrower are located at that address.

    4.19 LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS. Borrower and each of its Subsidiaries is in compliance in all material respects with all laws, statutes, rules, regulations ordinances, orders of court or other governmental authorities, and other valid requirements of governmental authorities applicable to it including, without limitation, all environmental, health and safety statutes and regulations and specifically the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, the Federal Occupational Safety and Health Act and the Food, Drug and Cosmetic Act, and the regulations promulgated thereunder. Neither Borrower nor any of its Subsidiaries is subject to any judicial or administrative proceedings alleging the violation of any applicable law or regulation which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is the subject of any federal, state or local investigation regarding, among other matters, the release of any Hazardous Material into the environment, the results of which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its subsidiaries has filed any notice under any applicable law indicating past or present treatment, storage, disposal, generation, transportation or reporting a spill or release into the environment of any Hazardous Material which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries has placed or disposed of, used, generated or transported any Hazardous Material in violation of any applicable law or regulation, upon or over any real property owned or leased by Borrower and any of its Subsidiaries and neither Borrower nor any of its Subsidiaries has knowledge of such Hazardous Material on such real property.

    4.20 INTELLECTUAL PROPERTY. Except as set forth on Schedule 4.20 hereto, (a) the Borrower and its Subsidiaries own or license all material Intellectual Property necessary for the conduct of their business as presently conducted; (b) all material agreements pursuant to which the Borrower and its Subsidiaries license the manufacture, marketing or sale of products employing its Intellectual Property are in full force and effect; (c) no claims, demands, suits, or proceedings are pending or, to the knowledge of the Borrower and its Subsidiaries, threatened which impair their rights in any material Intellectual Property used in the conduct of their business or any material agreement relating thereto; and (d) the Borrower and its Subsidiaries have not infringed (without any license therefor) any Intellectual Property of any other Person, and the present conduct of the Borrower and its Subsidiaries' business does not infringe any such rights in any way which would have a Material Adverse Effect.

    4.21 NEGATIVE PLEDGES. Neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon Borrower's or any Subsidiary's properties, except as disclosed on Schedule
4.21 hereto.

    4.22 FULL DISCLOSURE. The financial statements referred to in Section 4.1, the Schedules hereto, the Loan Documents and any list, certificate, written statement, instrument, paper or other information furnished by Borrower to Lender in connection with the Loan Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein and herein, in light of the circumstances in which they are made, not misleading.

                       ARTICLE 5. - AFFIRMATIVE COVENANTS

    Borrower covenants and agrees that so long as any Commitment remains in effect, any Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder:

    5.1 FINANCIAL STATEMENTS AND OTHER DOCUMENTS. Borrower shall furnish or cause to be furnished to Lender:

    (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Borrower, Consolidated statements of earnings, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, the corresponding Consolidated figures for the corresponding periods in the preceding fiscal year accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Borrower and its Subsidiaries, in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

    (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, Consolidated statements of earnings, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form, to the extent such figures appear therein, the corresponding Consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall state that said Consolidated financial statements present fairly in all material respects the Consolidated financial position and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

    (c) PERIODIC SEC REPORTS; COMPLIANCE CERTIFICATE. Simultaneously with the delivery of the financial statements required under Section 5.1(a) and (b) above, (i) a copy of the Borrower's Form 10-Q or 10-K filing made for the periods covered by such financial statements or, if such filings are not available, a brief narrative description of material businesses and financial trends and developments and significant transactions that have occurred in the period or periods covered thereby, together with (ii) a Compliance Certificate as of the date of such financial statements, in the form attached as EXHIBIT C hereto;

    (d) OTHER SEC REPORTS. Promptly upon their becoming available, copies of all (i) regular, periodic and special reports that the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) pursuant to the Securities Exchange Act of 1934, as amended, (ii) financial statements, reports, notices or proxy or other statements sent to shareholders of the Borrower, and (iii) press releases and other statements generally made available by the Borrower to the public concerning material developments in the business of the Borrower;

    (e) ERISA NOTICES. As soon as possible and in any event within five (5) days after any officer of Borrower obtains knowledge thereof: (i) notice of Borrower's failure to make any required payment to any Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such payment;
(ii) notice of the occurrence or expected occurrence of any "Reportable Event" under ERISA, "Prohibited Transaction" or "Accumulated Funding Deficiency" with respect to any Plan; and (iii) notice of receipt by Borrower of any notice (A) from a Multiemployer Plan regarding the imposition of withdrawal liability; or
(B) of the institution, or expectancy of the institution, of any proceeding or any other action which may result in the termination of any Plan, or Borrower's withdrawal or partial withdrawal from any Plan;

    (f) NOTICE OF DEFAULT. Promptly after the Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto (a "Notice of Default");

    (g) PROJECTIONS. With the delivery of the Borrower's 10-K annual report, the Borrower's quarterly projections (income statements and balance sheets) for the then current fiscal year of the Borrower, as approved by the Board of Directors of the Borrower and a copy of any letter from the Borrower's auditors to Borrower's management prepared in connection with the audited financial statements of the Borrower; and

    (h) OTHER INFORMATION. From time to time such other information regarding the property, operations, business, financial condition or prospects of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

    5.2 EXISTENCE; COMPLIANCE WITH LAWS; ETC.. Borrower shall and shall cause each Subsidiary to:

    (a) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and all franchises, licenses and permits material to the proper conduct of its business;

    (b) COMPLIANCE WITH APPLICABLE LAWS. Comply with and duly observe all applicable laws, statutes, regulations, rules, ordinances, orders of court or governmental authorities, and requirements of governmental authorities the breach of which could reasonably be expected to have a Material Adverse Effect, except when contested with due diligence, in good faith and in proper proceedings. Borrower shall also pay and cause all of its Subsidiaries to pay all of their other Indebtedness and obligations promptly and in accordance with normal terms and trade practices.

    (c) PAYMENT OF TAXES. File or cause to be filed all tax returns and reports which are required by law to be filed by it, and pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attached thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP and except for any such tax, assessment, charge or levy the failure to pay which would not have a Material Adverse Effect.

    (d) RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

    (e) ACCESS. Permit representatives of Lender, upon reasonable advance notice to the Borrower and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender.

    5.3 MAINTAIN PROPERTY. Borrower shall, and Borrower shall cause each of its Subsidiaries to, keep and maintain all property useful and necessary in its business in good operating condition and repair, ordinary wear and tear excepted.

    5.4 INSURANCE. Borrower shall keep adequately insured by financially sound and responsible insurers (a) all property owned or leased by it and its Subsidiaries and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses, and (b) all liabilities of Borrower and its Subsidiaries for damage to property, death or bodily injury, including without limitation insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product sold by any predecessor of Borrower or by Borrower or any Subsidiary, all such insurance to be in at least such amounts as are usually insured against by companies engaged in the same or similar businesses.

    5.5 NOTICE OF MATERIAL EVENTS. Borrower will, promptly upon any officer of Borrower obtaining knowledge thereof, give notice to Lender of (i) any material casualty, loss or depreciation to any inventory or other property of Borrower or any Subsidiary or any litigation, investigation or other proceeding against or involving Borrower or any Subsidiary the result of any of which might have a Material Adverse Effect; (ii) any litigation, investigation, other proceeding or dispute affecting Borrower (A) which relates, in whole or in part, to any of the transactions contemplated by any of the Loan Documents, (B) which involves an amount in excess of $100,000, or (C) which may exist between Borrower or any Subsidiary and any governmental body; or (iii) any release of any Hazardous Materials at any location owned or leased by Borrower or any Subsidiary or any investigation or proceeding by any governmental body alleging or relating to the violation by Borrower or any Subsidiary of any law or regulation. Borrower will furnish to Lender from time to time all information which Lender shall reasonably request with respect to the status of any litigation, investigation, other proceeding or dispute to which Borrower is a party.

    5.6 DEPOSIT ACCOUNTS. Borrower shall maintain with Lender bank accounts to be used as its principal depository and operating account(s).

                         ARTICLE 6. - NEGATIVE COVENANTS

    Borrower covenants and agrees that, so long as any Commitment is in effect, any Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder, Borrower will not, directly or indirectly, and Borrower will not permit any of its Subsidiaries to:

    6.1 INDEBTEDNESS. Create, incur, assume or allow to exist any Indebtedness, except:

    (a) LOAN DOCUMENT INDEBTEDNESS. Indebtedness evidenced by the Notes and any other Indebtedness owing to or held by Lender arising under any of the Loan Documents;

    (b) DISCLOSED INDEBTEDNESS. Indebtedness of Borrower existing on the Initial Borrowing Date and disclosed in Schedule 6.1 (including, without limitation, all Capital Lease Obligations and purchase money financings existing on the Initial Borrowing Date); PROVIDED, HOWEVER, that, without the prior written consent of Lender, none of such Indebtedness shall be renewed, extended or otherwise modified in any material respect and may be extended by Borrower only on substantially the same terms and conditions as in effect on the date hereof;

    (c) UNSECURED CURRENT LIABILITIES. Unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business which are not evidenced by notes or instruments and which are not more than thirty (30) days overdue from the original due dates thereof (unless and to the extent only that any such liability is contested by Borrower in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto in accordance with GAAP);

    (d) ADDITIONAL CAPITAL LEASES AND PURCHASE MONEY FINANCINGS. Capital Leases and purchase money financings incurred in the ordinary course of business by Borrower after the Initial Borrowing Date for the lease or purchase of Capital Equipment provided that the aggregate outstanding amount of all such additional Capital Leases and purchase money financings shall not exceed $5,000,000, the amount of each such Capital Lease or purchase money financing does not exceed 100% of the lesser of the cost or fair market value of such Capital Equipment (and Borrower agrees to furnish copies of the documentation for its outstanding Capital Leases and purchase money financings to Lender upon request);

    (e) INDEBTEDNESS AMONG SUBSIDIARIES. Indebtedness of (i) Subsidiaries of the Borrower to the Borrower, (ii) the Borrower to any of its Subsidiaries,
(iii) of Subsidiaries to Subsidiaries, (iv) of the Borrower or any of its Subsidiaries to the Guarantor; or (v) of the Guarantor to the Borrower or any of its Subsidiaries, provided that any such Indebtedness is subordinated as to payment of the Obligations in a manner satisfactory to Lender;

    (f) RENEWALS OF INDEBTEDNESS. Indebtedness incurred to renew, extend, refinance or refund any Indebtedness permitted herein on terms no less beneficial to the Borrower than originally in effect; and

    (g) APPROVED INDEBTEDNESS. Indebtedness for borrowed money incurred after the Initial Borrowing Date with prior notice to and the written consent of Lender.

    6.2 CONTINGENT LIABILITIES. Except for Contingent Liabilities existing on the Initial Borrowing Date and disclosed on Schedule 6.2, create, incur, assume or allow to exist any Contingent Liabilities except for Contingent Liabilities arising out of the endorsement of instruments for deposit or collection in the ordinary course of business.

    6.3 LIMITATION ON LIENS. Create, incur, assume or allow to exist, any Lien upon any of its property, income or profits, whether now owned or held or hereafter acquired, including attachment, levy, garnishment or other judicial process relating to such property, except:

    (a) Liens in existence on the date hereof and listed on Schedule 6.3 hereof;

    (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP;

    (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained or the books of the Borrower, in accordance with GAAP;

    (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

    (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens arising from a seller's title retention provisions with respect to goods or services acquired in the ordinary course of business;

    (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

    (g) Liens upon Capital Equipment to secure purchase money Indebtedness or Capital Lease of the Borrower or a Subsidiary; PROVIDED, THAT, (i) such Lien does not extend to or cover any other property of the Borrower or such Subsidiary and (ii) such Lien does not secure any Indebtedness other than the Indebtedness so incurred;

    (h) Liens arising from or upon any judgment or award, provided that such judgment or award does not exceed $50,000 and is being contested in good faith by proper appeal proceedings, such judgment or award is not secured by any Lien which is not discharged within thirty (30) days, and only so long as execution thereon shall be stayed; and

    (i)  Liens now or hereafter granted to the Lender under the Loan Documents.

    6.4 PROHIBITION OF FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation or amalgamation; (b) liquidate, wind-up or dissolve itself; (c) convey, sell, issue, exchange, lease, assign, transfer or otherwise dispose of all or any material portion of its business or property or the business, property or stock of any Subsidiary (other than sales of inventory in the ordinary course of business and obsolete equipment or equipment no longer used or useful in the business of Borrower); or (d) without the prior written consent of the Lender, make any Investment in or purchase, lease or otherwise acquire all or any material portion of the business or property of any other Person or enter into any Joint Venture or any exclusive licensing agreement for any of its material Intellectual Property; provided, however, that notwithstanding the foregoing so long as no Default or Event of Default exists, the Borrower may enter into agreements, including Joint Ventures and licensing agreements, relating to the development, marketing and sale of its products and product lines in the ordinary course of its business and on reasonable and appropriate terms and conditions including the payment of fair and reasonable compensation to the Borrower.

    6.5 INVESTMENTS AND LOANS. Except as permitted by Section 6.1(e) make any Investment in or make any loan or other advances of money to any Person, except for loans and advances to employees for salary, travel advances, advances against commissions and similar advances in the ordinary course of business or pursuant to the investment policy attached hereto as Schedule 6.5.

    6.6 DIVIDENDS AND REDEMPTIONS. Pay or set aside any amount to pay any Dividends; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, Borrower may pay Dividends to holders of its Series A Convertible Preferred Stock for the redemption of such stock and accrued Dividends payable in connection with such stock, up to a maximum amount of $11,500,000, in accordance with Schedule 6.6 which sets forth the payment schedule for the redemption of such stock.

    6.7 TRANSACTIONS WITH AFFILIATES. Except for agreements and transactions with the Guarantor, enter into or be a party to any agreement or transaction with any Affiliate, except in the ordinary course of Borrower's business and pursuant to reasonable requirements of Borrower's business and upon fair and reasonable terms and conditions which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a person not an Affiliate of Borrower.

    6.8 NEGATIVE PLEDGE. Directly or indirectly, enter into any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon any of Borrower's or its Subsidiaries' property, except for (a) the existing negative pledge in favor of the Guarantor as in effect on the date hereof and (b) negative pledges in connection with Indebtedness incurred under Capital Leases and purchase money financings permitted under Section 6.1(d) hereof, provided that such negative pledges apply only to the Capital Equipment purchased or leased pursuant thereto and not to any other property.

                        ARTICLE 7. - CONDITIONS PRECEDENT

    7.1 CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lender to make a Revolving Credit Loan and Term Loan on the Initial Borrowing Date is subject to the satisfaction of the condition precedent that Lender shall have received on or before such date, the following items in form and substance satisfactory to Lender and its counsel executed where appropriate by a duly authorized officer of Borrower.

LOAN DOCUMENTS

         (a)  CREDIT AGREEMENT. This Agreement;

         (b)  REVOLVING CREDIT NOTE. The Revolving Credit Note;

         (c)  TERM NOTE. The Term Note;

         (d)  GUARANTY. The Guaranty;

CORPORATE DOCUMENTS:

    (e) CORPORATE RESOLUTIONS. Copies of resolutions of the Board of Directors (and, if necessary, the Stockholders) of Borrower, authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, and the transactions contemplated thereby, certified as of the Initial Borrowing Date by the Secretary/Clerk or Assistant Secretary/Clerk of Borrower (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date);

    (f) CORPORATE INCUMBENCY CERTIFICATE. Certificate of the Secretary/Clerk or Assistant Secretary/Clerk of Borrower, dated as of the Initial Borrowing Date, certifying the names and titles of the officers authorized to execute the Loan Documents to which Borrower is a party and any other documents related to any thereof, together with specimen signatures of such officers;

    (g) CHARTER DOCUMENTS. Copies of (i) the charter documents and all amendments thereto of Borrower, currently certified by the relevant governmental filing authority, and (ii) the By-Laws of Borrower certified as of the Initial Borrowing Date by the Secretary/Clerk or Assistant Secretary/Clerk of the Borrower;

    (h) LEGAL GOOD STANDING CERTIFICATES. For Borrower and Guarantor, a certificate of legal existence and good standing issued by the Secretary of State of the state of each such entity's incorporation, and a certificate of foreign qualification and good standing issued by the Secretary of State of each state of foreign qualification or authorization, all of which shall be dated currently;

    (i) TAX GOOD STANDING CERTIFICATES. For Borrower, a certificate of tax good standing currently dated from each jurisdiction in which such party is obliged to file tax returns and pay taxes (or, to the extent any such certificates are unobtainable, because it is not the practice of the taxing authority to issue such certificate, or because of time delays in the issuance of such certificate attributable to such taxing authority, a letter from Borrower's chief financial officer setting forth the nature of the tax obligation and the relevant jurisdiction, and certifying that all required returns have been duly filed and all required taxes shown thereon paid;

    (j) GUARANTOR AUTHORIZATION. For Guarantor, an Officer's Certificate of incumbency together with resolutions of its board of directors authorizing the execution and delivery of the Guarantee.

MISCELLANEOUS DOCUMENTS:

    (k) UCC AND OTHER SEARCHES. Copies of UCC, tax lien, judgment, bankruptcy and other searches reasonably requested by Lender of all appropriate filing offices relating to the Borrower and its Subsidiaries;

    (l) TERMINATIONS AND DISCHARGES. Termination Statements, mortgage discharges and other discharges of all Liens other than those permitted under
Section 6.3 hereof;

    (m) PAYOFF LETTER. A payoff letter from BankBoston, N.A. in form and substance satisfactory to Lender;

    (n) LEGAL OPINIONS. Written opinions of counsel for Borrower and Guarantor in form and content satisfactory to Lender, dated the Initial Borrowing Date, addressed to Lender and covering such matters related to the Borrower, the Guarantor and the transactions contemplated hereby as Lender may request;

    (o) CONSENTS. Copies of all consents or approvals of any Person that may be required in connection with the transactions contemplated by the Loan Documents;

    (p) FEES. Payment of the facility fees under Sections 2.8 and 3.7 hereof, together with the estimated fees and disbursements of Lender's counsel in connection with the Loan Documents and the transactions contemplated hereby;

    (q) ADDITIONAL CLOSING AGENDA ITEMS. Fulfillment, to Lender's satisfaction, of each of the additional items set forth on the closing Agenda for this transaction.

    7.2 CONDITIONS OF ALL LOANS. The Lender's obligation to make any Loan is subject to the fulfillment of the following additional conditions precedent:

    (a) REPRESENTATIONS. The representations and warranties made by any party to any Loan Document (other than Lender) in any Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall be true and correct on and as of the Borrowing Date for such Loan as if made on and as of such date, provided that, if any such representation or warranty is expressly required herein or therein to be made only as of a specific date, such representation or warranty shall be true or correct as of such date;

    (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date for such Loan either before or after giving effect to the Loan made on such date; and

    (c) NO MATERIAL ADVERSE EFFECT. There shall have occurred no event or change in circumstances having a Material Adverse Effect since the date of the most recent financial statements delivered by Borrower to Lender.

    Each request for a Loan by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such request or application that the conditions contained in paragraphs (a) through (c) of this
Section 7.2 have been satisfied.

                         ARTICLE 8. - EVENTS OF DEFAULT

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default:

         (a) FAILURE OF PAYMENT. If Borrower fails to pay any principal, interest or other amount due, under this Agreement or with respect to any Loan on the date due (whether on a scheduled payment date or otherwise) and in the manner provided herein;

         (b) MISSTATEMENTS. If any representation, warranty or other statement made herein or in any other Loan Document or otherwise in writing by or on behalf of Borrower or Guarantor or any Subsidiary in connection herewith proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made;

         (c) PERFORMANCE OF OTHER COVENANTS. If Borrower defaults in the due performance or observance of:

         (i) any covenant contained in Sections 5.1, 5.2(a) or 5.4 or Article 6 or

         (ii) any other covenant, condition or provision to be performed or observed by it hereunder or under any of the Loan Documents (other than a payment or covenant default the performance or observance of which is dealt with specifically elsewhere in this Section 8.1) and the breach of such other provision is not cured to Lender's satisfaction within twenty (20) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

    (d) OTHER INDEBTEDNESS. If Borrower or any Subsidiary defaults, which default continues after any applicable grace or cure period, in any payment of principal of or interest on any Indebtedness for borrowed money in excess of $150,000, including, without limitation, on any Capital Lease or any other default occurs with respect to any Indebtedness for borrowed money giving the holder thereof the right to accelerate the payment thereof or require such Indebtedness to be paid before its stated maturity or before any regularly scheduled date of prepayment;

    (e) MATERIAL CONTRACTS. Any default occurs under any material contract of Borrower or any Subsidiary which default gives any other party to such contract the right to terminate such contract or exercise remedies and such termination or remedies are reasonably likely to have a Material Adverse Effect;

    (f) JUDGMENTS. If Borrower or any Subsidiary permits any judgment against it in excess of $50,000 to remain undischarged for a period of more than thirty
(30) days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise;

    (g) LEVY, ATTACHMENTS. If any levy, seizure, attachment, execution or similar process shall be issued on any of the Borrower's or its Subsidiaries' cash, accounts or any material property;

    (h) VOLUNTARY BANKRUPTCY. If Borrower or Guarantor or any Subsidiary (i) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect); or (ii) files a petition or commences any case, proceeding, or action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or (iii) takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; or
(iv) applies for a receiver, trustee or custodian of it or for all or a substantial part of its property; or (v) makes an assignment for the benefit of creditors; or (vi) is unable to pay its debts as they mature or admits in writing such inability; or (vii) is adjudicated insolvent or bankrupt;

    (i) INVOLUNTARY BANKRUPTCY. (i) If there is commenced against Borrower, Guarantor or any Subsidiary (1) an involuntary case under the Bankruptcy Code (as now or hereafter in effect); or (2) any case or proceeding or any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or seeking appointment of a receiver, trustee or custodian of Borrower, Guarantor or any Subsidiary or for all or a substantial part of the property of either of them, and any of the foregoing cases, proceedings, or actions is not dismissed within sixty (60) days; or (ii) if an order, judgment or decree approving any of the foregoing is entered or a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, Guarantor or any Subsidiary is issued, and such order, judgment, decree, warrant, execution or similar process is not vacated or stayed within sixty (60) days; or (iii) if an order for relief under the Bankruptcy Code (as now or hereafter in effect) is entered against Borrower, Guarantor or any Subsidiary; or

    (j)  CHANGE IN CONTROL OF BORROWER. A Change in Control shall occur; or

    (k) GUARANTOR DEFAULTS. If there occurs any default by Guarantor of its obligations under the Guaranty including, without limitation, under Section 4 thereof; or if Guarantor revokes or purports to revoke its obligations under the Guaranty; or if Guarantor claims that its obligations thereunder are invalid or unenforceable; or

    (l) GENZYME CREDIT AGREEMENT DEFAULT. If an Event of Default (as defined in that certain Credit Agreement dated November 14, 1996 among Guarantor, the subsidiary guarantors thereto, the Lenders thereto, the Lender as administrative agent and The First National Bank of Boston (the "Genzyme Credit Agreement")) exists or has occurred and is continuing.

    8.2 LENDER'S REMEDIES. Upon the occurrence of any such Event of Default, Lender may, at Lender's option, immediately exercise one or more of the following rights: (a) declare all obligations of Borrower to Lender, including, without limitation, the Commitments to be terminated, whereupon such obligations shall immediately terminate; and (b) declare all obligations of Borrower to Lender, including, without limitation, the Loans and all other amounts owing under this Agreement, the Notes to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (c) require that Borrower pay to Lender cash collateral in an amount equal to the Letter of Credit Outstandings; PROVIDED, however, that upon the occurrence of any such Event of Default specified in Sections 8.1(h) or 8.1(i), the Commitments shall immediately terminate and all obligations of Borrower to Lender, including, without limitation, Loans and all other amounts owing under this Agreement, the Notes shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived; and Borrower shall immediately pay to Lender cash collateral in an amount equal to the Letter of Credit Outstandings.

    8.3 CROSS DEFAULT It is agreed by Borrower that any Event of Default under this Agreement will constitute an event of default under all Loans and all of the Loan Documents and all other agreements and evidences of Indebtedness between Borrower and Lender, whether now existing or hereafter executed and whether or not such is an event of default therein.

    8.4 SETOFF. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, (a) upon and during the continuance of an Event of Default or (b) at any time, whether or not an Event of Default has occurred and is continuing, in the event of any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be imposed, on any cash, accounts or any material property of Borrower, and without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, and regardless of the adequacy of any collateral, to set off and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender, any amount owing or otherwise available under any applicable agreement or contract (including without limitation all deposits maintained at Lender, whether general or special, time or demand, provisional or final, joint or otherwise) from Lender to Borrower, and such right of setoff may be exercised by Lender against Borrower or against any bankruptcy trustee, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such Person.

                           ARTICLE 9. - MISCELLANEOUS

    9.1 NOTICES. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address or telex or telecopier number set forth below or at such other address or telex or telecopier number as any party hereto may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt, if teletransmitted or delivered by hand, or three (3) Business Days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid:

    If to Borrower to:

         Genzyme Transgenics Corporation
         5 Mountain Road
         Framingham, MA  01701

         Attention:  John B. Green, Chief Financial Officer
         Fax No.  (508) 270-2303

    With a copy to:

         Palmer & Dodge, LLP
         One Beacon Street
         Boston, MA 02108
         Attention: Lynnette C. Fallon, Esquire
         Facsimile No. (617) 227-4420

    With a copy to Guarantor at:

         Genzyme Corporation
         One Mountain Road
         Framingham, MA  01701
         Attention:  Evan Lebson, Treasurer
         Fax No.  508-872-0827

    With a copy to:

         Palmer & Dodge, LLP
         One Beacon Street
         Boston, MA 02108
         Attention: John L. Whitlock, Esquire
         Facsimile No. (617) 227-4420

    If to Lender to:

         Fleet National Bank
         High Technology Division
         One Federal Street
         Boston, MA 02211
         Attention:  Kimberly Martone
         Fax No.  617-346-0151

    With a copy to:

          Jeffery L. Keffer, Esquire
          Brown, Rudnick, Freed & Gesmer, P.C.
          One Financial Center
          Boston, MA  02111
          Facsimile No. (617) 856-8201

    9.2 NO WAIVER OF RIGHTS. No failure to exercise nor any delay in exercising, on the part of Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

    9.3 OBLIGATIONS ABSOLUTE; CUMULATIVE REMEDIES. All payments to be made by the Borrower hereunder and under the Notes and other Loan Documents shall be made in immediately available funds and shall be absolute and unconditional and shall not be subject to set off, recoupment or counterclaim of any kind. Each of the Loan Documents and the obligations of Borrower thereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies, powers, or privileges of Lender in respect of any obligation or other security interest held by it for the fulfillment thereof. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any other rights or remedies provided by law.

    9.4 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and all future holders of the Notes, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. Lender shall have the unrestricted right at any time or from time to time, and without Borrower's or Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and Guarantor agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Notes held by Lender prior to such assignment and shall reflect the amount of the respective Commitments and Loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and participants, provided that Lender shall require any such prospective Assignee or participant to agree in writing to maintain the confidentiality of such information.

    9.5 GOVERNING LAW. This Agreement, the Notes and other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

    9.6  SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

         (a) For purposes of any action or proceeding involving the Loan Documents or any other agreement or document referred to therein, Borrower hereby submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by Personal service, PROVIDED a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule).

         (b) THE BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (i) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY; AND (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTIONED IN PARAGRAPH (a) OF THIS SECTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS.

    9.7 COMPLETE AGREEMENT, AMENDMENTS. This Agreement, together with the Notes and other Loan Documents contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter. This Agreement may only be amended, modified, waived, discharged or terminated by a writing signed by the party to be charged with such amendment, modification, waiver, discharge or termination.

    9.8 EXPENSES. The Borrower shall pay on demand, regardless of whether any Default or Event of Default has occurred or whether any proceeding to enforce any Loan Document has been commenced, all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel to Lender) incurred by Lender in connection with (a) the negotiation, preparation, filing or recording of the Loan Documents, and any future requests for amendments or waivers of the Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (b) the collection of the Loans and any and all other obligations of Borrower to Lender whether now existing or hereafter arising, or with the preservation, exercise or enforcement of Lender's rights and remedies under or in connection with the Loan Documents, including, without limitation, any and all expenses incurred by Lender in or in connection with any case commenced by or against Borrower under the Bankruptcy Code, and

(c) any claim or liability for any stamp, excise or other similar taxes and any penalties or interest with respect thereto that may be levied, collected, withheld or assessed by any jurisdiction in connection with the execution and delivery of the Loan Documents or any modification thereof. This covenant shall survive payment of the Loans and termination of this Agreement. Borrower hereby authorizes Lender to make Loans to pay any amount owed by Borrower under this Section or to debit Borrower's deposit accounts if Borrower fails to pay such amount promptly after demand.

    9.9 INDEMNIFICATION. Borrower agrees to indemnify and hold Lender harmless from and against any and all loss, liability, obligations, damages, penalties, judgments, actions, investigations, claims, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) now or in the future incurred by or asserted against Lender by any Person arising out of or in connection with any past, present, or future action or inaction by Lender or Borrower in connection with any Loan Document, or any transaction contemplated thereby, except any action or inaction arising out of Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in an order binding on Lender and not subject to appeal.

    9.10 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of Loans and the execution and delivery to Lender of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid or this Agreement remains in effect. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, other than the obligation to pay principal of and interest on Loans, shall survive the payment in full of Loans and termination of this Agreement.

    9.11 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9.12 DESCRIPTIVE HEADINGS. The Table of Contents and the captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

    9.13 COUNTERPARTS. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    9.14 PLEDGE TO FEDERAL RESERVE Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

    9.15 LOST NOTE Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Documents which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon receipt of an affidavit of surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal by their respective duly authorized officers as of the date first written above.

                                  GENZYME TRANSGENICS CORPORATION


                                  By:/s/ John B. Green
                                     ------------------------------------
                                      Name: John B. Green
                                      Title: Chief Financial Officer


                                  FLEET NATIONAL BANK


                                  By:/s/ Kimberly A. Martone
                                     -------------------------------------
                                     Name: Kimberly A. Martone
                                     Title:   Vice President


                                  ACKNOWLEDGED BY GUARANTOR,
                                  GENZYME CORPORATION


                                  By:/s/ Evan Lebson
                                     -------------------------------------
                                     Name:  Evan Lebson
                                     Title:  Treasurer

                                   SCHEDULE 1

                                   DEFINITIONS


    "Accumulated Funding Deficiency" - the amount referred to by such term as defined in Section 302(a)(2) of ERISA.

    "AFFILIATE" - as to any Person (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any other Person who is an officer or director of such Person, or (c) any Person described in clause (a) above (other than any Subsidiary all of the capital stock of which is owned by Borrower).

    "BANKRUPTCY CODE" - The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss.101, ET SEQ.

    "BORROWING DATE" - the Business Day on which any Loan is made.

    "BUSINESS DAY" - any day on which commercial banks are open for business in Boston, Massachusetts.

    "CAPITAL EQUIPMENT" - equipment that in accordance with GAAP is required or permitted to be depreciated or amortized on Borrower's balance sheet.

    "CAPITAL EXPENDITURES" - for any period, the sum of (i) all expenditures that, in accordance with GAAP, are required to be included in land, property, plant or equipment or similar fixed asset account (whether involving real or personal property) and (ii) Capital Lease Obligations incurred during such period (excluding renewals of Capital Leases).

    "CAPITAL LEASE" - any capital lease, conditional sales contract or other title retention agreement relating to the acquisition of Capital Equipment.

    "CAPITAL LEASE OBLIGATIONS" - the aggregate capitalized amount of the obligations of Borrower under all Capital Leases.

    "CASH EQUIVALENTS" - (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof, (b) certificates of deposit with maturities of 365 days or less from the date of acquisition issued by Lender or any domestic commercial bank having capital and surplus reasonably acceptable to Lender and (c) commercial paper of a domestic issuer rated at least either A-2 by Standard & Poor's or B-2 by Moody's Investors Service with maturities of 180 days or less from the date of acquisition.

    "CHANGE IN CONTROL" - at any time that any Person (other than Guarantor), together with the affiliates and associates of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall acquire beneficial ownership within the meaning of Rule 13d of the Exchange Act of ten (10%) percent or more of the voting stock or total equity of the Borrower, or if the Guarantor shall cease to have beneficial ownership within the meaning of Rule 13d of the Exchange Act of at least thirty (30%) percent or more of such voting stock or total equity of Borrower, or if a change in the Board of Directors of Borrower in which the individuals who constituted the Board of Directors at the beginning of the two (2) year period immediately preceding such change (together with any other director whose election by the Board of Directors was approved by at least two-thirds of the directors then in office at the beginning of such period) cease for any reason to constitute a majority of the directors of the Borrower then in office.

    "COMMITMENTS" - each of the Revolving Credit Commitment and the Term Loan Commitment.

    "COMMONLY CONTROLLED ENTITY" - an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or
(c) of the IRC.

    "CONSOLIDATED" - when used with reference to any term, that term as applied to the accounts of the Borrower and all of its Subsidiaries, consolidated in accordance with GAAP.

    "CONTINGENT LIABILITY" - any obligation of Borrower guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly.

    "DEFAULT" - any event specified in Article 8, whether or not any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

    "DIVIDENDS" means, for any applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends (exclusive of dividends payable solely in capital stock of Borrower), distributions or owner withdrawals with respect to Borrower's shares of capital stock, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of the Borrower's stock, directly or indirectly.

    "DOLLARS" and "$" - lawful money of the United States. Any reference to payment means payment in immediately available Dollar funds.

    "ERISA" - the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated under such Act.

    "EVENT OF DEFAULT" - any event specified in Article 8, PROVIDED that any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

    "GAAP" - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis. As used in the preceding sentence "consistent basis" shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

    "GUARANTY" - that certain Guaranty from Genzyme Corporation, a Massachusetts corporation for the benefit of Lender with respect to the Obligations, date as of the date hereof.

    "GUARANTOR" - Genzyme Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts.

    "HAZARDOUS MATERIAL" - any hazardous waste, toxic substance hazardous chemical, radioactive material, hazardous material, oil or gasoline, under any applicable federal or state statute, county or municipal law or ordinance, including (without limitation) any substance defined as a "hazardous substance" or "toxic substance" (or comparable term) in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. 1802), or the Resource Conservation and Recovery Act (42 U.S.C. 6901, ET SEQ.).

    "INDEBTEDNESS" - with respect to any Person, any item that would properly be included as a liability on the liability side of a balance sheet of such Person as of any date as of which Indebtedness is to be determined and includes (but is not limited to) (a) all obligations for borrowed money including all Loans, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) all Capital Lease Obligations and (e) all obligations in respect of advances made or to be made under letters of credit issued for such Person's account and in respect of acceptances of drafts drawn by such Person.

    "INITIAL BORROWING DATE" - the date of this Agreement.

    "INTELLECTUAL PROPERTY" - shall mean "Intellectual Property," as defined in
Section 101(35A) of the Bankruptcy Code, now or hereafter owned by Borrower or any of its Subsidiaries, together with all of the following property now or hereafter owned by Borrower or any of its Subsidiaries: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

    "INVESTMENT" - any transfers of property to, contribution to capital of, acquisition of stock, other securities or evidences of indebtedness of, acquisition of businesses of, or acquisition of property of, any Person, other than in the ordinary course of business.

    "IRC" - the Internal Revenue Code of 1986, as amended from time to time and including all regulations promulgated thereunder.

    "JOINT VENTURE" - a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

    "LETTER OF CREDIT" - an irrevocable stand-by letter of credit or documentary letter of credit issued by Fleet National Bank for the account of Borrower.

    "LETTER OF CREDIT OUTSTANDINGS" - at any time, the aggregate amount available to be drawn under all Letters of Credit then outstanding, plus the outstanding amount, if any, of all amounts previously drawn under Letters of Credit which have not been reimbursed to Lender by Borrower plus all fees and expenses accrued and that may accrue thereon until expiration thereof.

    "LIEN" - any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

    "LOAN" or "LOANS" - any Revolving Credit Loan and Term Loan.

    "LOAN DOCUMENTS" - this Agreement, the Revolving Credit Note, Term Note, the Guaranty, and all other instruments and documents executed in connection with the Indebtedness covered hereby and thereby.

    "MATERIAL ADVERSE CHANGE" means a material adverse change, as reasonably determined by the Lender, in the property, business , operations, financial conditions, liabilities or capitalization of Borrower and its Subsidiaries (taken as a whole).

    "MATERIAL ADVERSE EFFECT" - means a material adverse effect, as reasonably determined by the Lender, on (a) the property, business , operations, financial conditions, liabilities or capitalization of Borrower and its Subsidiaries (taken as a whole); or (b) the validity or enforceability of any of the Loan Documents.

    "MULTIEMPLOYER PLAN" - a Plan which is a multiemployer plan as defined in
Section 3(37)(A) of ERISA or Section 414(f) of the IRC.

    "NOTES" - the Revolving Credit Note and Term Note.

    "OBLIGATIONS" means all loans, advances, interest, fees, debts, guaranties, liabilities, obligations (including without limitation the Loans, Letters of Credit and contingent obligations under guarantees), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Lender, of every kind and description (whether or not evidenced by any note or other instrument; for the payment of money; arising out of the Loans, this Agreement or any other agreement between Lender and Borrower or any other instrument of Borrower in favor of Lender; arising out of or relating or similar to transactions described herein;

or contemplated as of the Closing Date), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, and amounts chargeable to Borrower under this Agreement.

    "PBGC" - the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

    "PERSON" - an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

    "PLAN" - any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by Borrower or any Commonly Controlled Entity, or in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

    "Prohibited Transaction" - any of the transactions set forth in Section 406 of ERISA to the extent not exempt under Section 408 of ERISA.

    "REPORTABLE EVENT" - any of the events set forth in Section 4043(b) of ERISA.

    "REVOLVING CREDIT COMMITMENT" - the commitment by the Lender to make Revolving Credit Loans pursuant to Section 2.1.

    "REVOLVING CREDIT COMMITMENT PERIOD" - the period from and including the Initial Borrowing Date to and including the Termination Date.

    "REVOLVING CREDIT LIMIT" - $17,500,000.00, as such amount may be reduced pursuant to Section 2.6.

    "REVOLVING CREDIT LOAN" - any loan made pursuant to Section 2.1.

    "REVOLVING CREDIT NOTE" - a promissory note of Borrower made to evidence the Revolving Credit Loans, in the form of EXHIBIT A, as it may be amended, supplemented or otherwise modified, from time to time.

    "SUBSIDIARY" - with respect to any Person, any corporation, partnership, trust or other organization, whether or not incorporated, the majority of the voting stock or voting rights of which is owned or controlled, directly or indirectly, by such Person.

    "TERM LOAN" - any loan made pursuant to Section 3.1.

    "TERM LOAN COMMITMENT" - the commitment by the Lender to make Term Loans pursuant to Section 3.1.

    "TERM LOAN COMMITMENT PERIOD" - the period from and including the Initial Borrowing Date to and including the second anniversary of the Initial Borrowing Date.

    "TERM LOAN LIMIT" - $7,100,000.

    "TERM NOTE" - a promissory note of Borrower made to evidence the Term Loans in the form of EXHIBIT B, as it may be amended, supplemented or otherwise modified, from time to time.

    "TERMINATION DATE" - the earlier of (a) December 28, 2001, and (b) the date the Lender's commitment to make Loans is terminated pursuant to Section 8.2 of
Article 8.


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